Exhibit 99.1

Co-Diagnostics Reports First Quarter 2026 Financial Results

Advancing Global Commercialization Through CoSara Regulatory Progress and Regional Expansion

Executing Clinical Strategy with Upper Respiratory Submission Preparation and TB Study Initiation

Expanding International Presence and Reinforcing Platform Differentiation Through Partnerships and IP

Salt Lake City, UT – May 14, 2026 – Co-Diagnostics, Inc. (Nasdaq: CODX) (“Co-Dx,” or “the Company”), a molecular diagnostics company with a unique, patented platform for the development of molecular diagnostic tests, today announced its financial results for the first quarter ended March 31, 2026.

First Quarter 2026 Business Highlights:

●	Received CDSCO license to manufacture and sell the CoSara PCR Pro® instrument in India, marking a key regulatory milestone and supporting commercialization readiness

●	Received ISO 13485 certification for CoSara’s manufacturing facility in India, supporting regulatory submissions and meeting international quality standards

●	Entered into an agreement to expand CoSara Diagnostics’ commercial and distribution territory across South Asia to include Bangladesh, Pakistan, Nepal, and Sri Lanka, increasing the regional total addressable market to approximately $13 billion

●	Initiated shipments of PCR Pro* instruments and tuberculosis (TB) test materials to India to support upcoming clinical performance studies, with the instrument and test kits designed to support testing approaches reflected in recent WHO guidance on TB testing

●	Strengthened distributor relationships and expanded market presence through CoSara Diagnostics’ participation in regional conferences in India

●	Showcased the Co-Dx PCR platform at industry events including Medical Korea 2026 in Seoul, South Korea and World Health Expo Labs Dubai in Dubai, UAE, highlighting the Company’s point-of-care testing platform and engaging with global stakeholders

●	Expanded the intellectual property portfolio with the issuance of a new international patent in Japan

First Quarter 2026 Financial Results:

●	Revenue of $0.15 million, compared to $0.05 million in the first quarter of 2025

●	Operating expenses of $9.2 million, compared to $8.6 million in the same period last year, driven by research and development spending on clinical studies and to advance other growth initiatives

●	Operating loss of $9.2 million, compared to $8.6 million in the first quarter of 2025

●	Net loss of $9.1 million, or $4.06 per share, compared to a net loss of $7.5 million, or $7.05 per share, in the same period last year, primarily driven by higher operating expenses and lower other income, including the absence of certain remeasurement gains recognized in the prior-year period

●	Adjusted EBITDA loss of $8.7 million, compared to a loss of $7.4 million in the first quarter of 2025

●	Cash and cash equivalents totaled $8.2 million as of March 31, 2026, compared to $11.9 million as of December 31, 2025. The Company expects continued investment in clinical development, regulatory, and commercialization activities as it advances its strategic initiatives

“The progress we’ve made across the business is translating into tangible milestones and expanded opportunities,” said Dwight Egan, Chief Executive Officer of Co-Diagnostics. “During the quarter, we advanced key initiatives across our clinical pipeline, strengthened our presence in strategic global markets through CoSara and CoMira, and continued to build the foundation for a scalable, globally deployable diagnostics platform. These efforts reflect a focused strategy centered on execution, innovation, and expanding our reach into high-need markets.”

Mr. Egan continued, “We believe we have generated the data needed to support a regulatory submission for our upper respiratory multiplex test and are advancing toward a 510(k) filing with the FDA. We are also preparing to initiate clinical performance studies for our MTB program in India, which we believe represents one of the most significant near-term opportunities for the platform. Together with continued progress across our international initiatives, these developments demonstrate continued operational progress against our strategy and that we are entering the next phase of execution with increasing momentum and a clearer path toward commercialization.”

Recent Developments:

●	Completed enrollment in the upper respiratory Co-Dx test clinical studies, with more than 1,400 patients enrolled

●	Advanced CoMira Diagnostics’ manufacturing facility in Sudair Industrial City in the Kingdom of Saudi Arabia (“KSA”) through regulatory approval and lease execution, supporting localized manufacturing and expansion across the Middle East and North Africa (“MENA”)

●	Participated in a European trade mission across Switzerland and Germany with the Utah Governor’s Office and World Trade Center Utah, engaging with prospective customers and distributors, including at ESCMID Global 2026

●	Presented at the Stop TB Partnership Summit in Washington, D.C., showcasing the Company’s Co-Dx PCR tuberculosis (TB) test during a roundtable with U.S. government agencies and global health stakeholders

Conference Call and Webcast:

Co-Diagnostics will host a conference call and webcast at 4:30 p.m. EDT today to discuss its financial results with analysts and institutional investors. The conference call and webcast will be available via:

Webcast: ir.co-dx.com on the Events & Webcasts page, or accessible directly here

Conference Call: 1-888-880-3330 (Toll Free) or 1-646-357-8766 (Toll)

The call will be recorded and later made available on the Company’s website.

*The Co-Dx PCR platform (including the PCR HomeTM, PCR ProTM, mobile app, and all associated tests) is subject to review by the FDA and/or other regulatory bodies and is not yet available for sale.

About Co-Diagnostics, Inc.

Co-Diagnostics, Inc., a Utah corporation, is a molecular diagnostics company that develops, manufactures and markets state-of-the-art diagnostics technologies. The Company’s technologies are utilized for tests that are designed using the detection and/or analysis of nucleic acid molecules (DNA or RNA). The Company also uses its proprietary technology to design specific tests for its Co-Dx PCR at-home and point-of-care platform (subject to regulatory review and not currently for sale) and to identify genetic markers for use in applications other than infectious disease.

Non-GAAP Financial Measures:

This press release contains adjusted EBITDA, which is a non-GAAP measure defined as net income excluding depreciation, amortization, income tax (benefit) expense, net interest (income) expense, stock-based compensation, change in fair value of contingent consideration, and realized gain (loss) on investments. The Company believes that adjusted EBITDA provides useful information to management and investors relating to its results of operations. The Company’s management uses this non-GAAP measure to compare the Company’s performance to that of prior periods for trend analyses, and for budgeting and planning purposes. The Company believes that the use of adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other companies, many of which present similar non-GAAP financial measures to investors, and that it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making.

Management does not consider the non-GAAP measure in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of the non-GAAP financial measure is that it excludes significant expenses that are required by GAAP to be recorded in the Company’s financial statements. In order to compensate for these limitations, management presents the non-GAAP financial measure together with GAAP results. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. A reconciliation table of the net income, the most comparable GAAP financial measure to adjusted EBITDA, is included at the end of this release. The Company urges investors to review the reconciliation and not to rely on any single financial measure to evaluate the company’s business.

Forward-Looking Statements:

This press release contains forward-looking statements. Forward-looking statements can be identified by words such as “believes,” “expects,” “estimates,” “intends,” “may,” “plans,” “will” and similar expressions, or the negative of these words. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made and predictions as to future facts and conditions. Forward-looking statements in this release include, but are not limited to, statements regarding: (i) the continued development, clinical evaluation, regulatory submission, clearance, authorization, and commercialization of the Co-Dx PCR platform and related tests; (ii) anticipated timing and progress of clinical studies and regulatory submissions; (iii) commercialization and manufacturing activities involving CoSara and CoMira; (iv) anticipated market opportunities and international expansion initiatives; (v) the expected capabilities, differentiation, and adoption of the Company’s platform technologies; and (vi) the Company’s strategic, operational, and growth initiatives generally. Forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances. Actual results may differ materially from those contemplated or anticipated by such forward-looking statements. Readers of this press release are cautioned not to place undue reliance on any forward-looking statements. There can be no assurance that any regulatory submission, authorization, commercialization milestone, manufacturing initiative, strategic collaboration, or market opportunity will occur on the timelines anticipated by the Company, or at all, due to certain risks and uncertainties, a discussion of which can be found in our Risk Factors disclosure in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (SEC) on March 31, 2026, and in our other filings with the SEC. The Company does not undertake any obligation to update any forward-looking statement relating to matters discussed in this press release, except as may be required by applicable securities laws.

Company Contact:

Andrew Benson

Head of Investor Relations

+1 801-438-1036

investors@codiagnostics.com

Investor Contact:

Valter Pinto, Managing Director

KCSA Strategic Communications

+1 212.896.1254

CODX@KCSA.com

Media Contact:

Jennifer Webb

ColtrinMethod PR

jcoltrin@coltrinmethodpr.com

CO-DIAGNOSTICS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$8,230,984	$11,884,607
Accounts receivable, net	82,339	190,375
Inventory, net	846,119	992,397
Income taxes receivable	49	44,559
Prepaid expenses and other current assets	622,760	581,527
Total current assets	9,782,251	13,693,465
Property and equipment, net	2,158,670	2,272,098
Operating lease right-of-use asset	2,002,597	1,207,453
Intangible assets, net	7,219,000	7,219,000
Investment in joint ventures	337,208	350,569
Total assets	$21,499,726	$24,742,585
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$2,017,852	$1,878,225
Accrued expenses	1,364,754	865,301
Operating lease liability, current	857,638	662,258
Contingent consideration liabilities, current	43,756	119,036
Deferred revenue	600	14,800
Total current liabilities	4,284,600	3,539,620
Long-term liabilities
Operating lease liability	1,172,716	574,301
Total long-term liabilities	1,172,716	574,301
Total liabilities	5,457,316	4,113,921
Commitments and contingencies (Note 10)
Stockholders’ equity
Convertible preferred stock, $0.001 par value; 5,000,000 shares authorized; 0 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized; 3,764,088 shares issued and 3,602,465 shares outstanding as of March 31, 2026 and 2,256,654 shares issued and 2,095,031 shares outstanding as of December 31, 2025	69,207	67,700
Treasury stock, at cost; 161,623 shares held as of March 31, 2026 and December 31, 2025, respectively	(15,575,795)	(15,575,795)
Additional paid-in capital	121,062,575	116,510,298
Accumulated deficit	(89,513,577)	(80,373,539)
Total stockholders’ equity	16,042,410	20,628,664
Total liabilities and stockholders’ equity	$21,499,726	$24,742,585

CO-DIAGNOSTICS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	Three Months Ended March 31,
	2026	2025
Product revenue	$145,954	$50,277
Total revenue	145,954	50,277
Cost of revenue	193,768	21,590
Gross profit (loss)	(47,814)	28,687
Operating expenses
Sales and marketing	467,955	657,030
General and administrative	2,503,126	2,773,149
Research and development	5,934,071	4,870,019
Depreciation and amortization	255,445	280,445
Impairment charges	-	-
Total operating expenses	9,160,597	8,580,643
Loss from operations	(9,208,411)	(8,551,956)
Other income, net
Interest income, net	6,974	13,601
Realized gain on investments	-	301,465
Gain on remeasurement of acquisition contingencies	75,280	717,067
Loss on equity method investment in joint ventures	(13,361)	(1,444)
Total other income, net	68,893	1,030,689
Loss before income taxes	(9,139,518)	(7,521,267)
Income tax provision	520	12,004
Net loss	$(9,140,038)	$(7,533,271)
Other comprehensive income (loss)
Change in net unrealized gains (losses) on marketable securities, net of tax	-	(87,790)
Total other comprehensive income (loss)	$-	$(87,790)
Comprehensive loss	$(9,140,038)	$(7,621,061)

Loss per common share:
Basic and Diluted	$(4.06)	$(7.05)
Weighted average shares outstanding:
Basic and Diluted	2,253,474	1,068,299

CO-DIAGNOSTICS, INC. AND SUBSIDIARIES

GAAP AND NON-GAAP MEASURES

(Unaudited)

Reconciliation of net loss to adjusted EBITDA:

	Three Months Ended March 31,
	2026	2025
Net loss	$(9,140,038)	$(7,533,271)
Interest income, net	(6,974)	(13,601)
Realized gain on investments	-	(301,465)
Depreciation and amortization	255,445	280,445
Change in fair value of contingent consideration	(75,280)	(717,067)
Stock-based compensation expense	219,114	875,228
Income tax provision	520	12,004
Adjusted EBITDA	$(8,747,213)	$(7,397,727)